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                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

Filed by the Registrant                                          [X]
Filed by a Party other than the Registrant                       [ ]

[ ]   Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12


                         CITIZENS FIRST FINANCIAL CORP.
                         ------------------------------
                (Name of Registrant as Specified in Its Charter)

                    --------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1) Title of each class of securities to which transaction applies:
              N/A
          ----------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:
              N/A
          ----------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              N/A
          ----------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:    N/A
                                                            --------------------
      (5)   Total fee paid:    N/A
                           -----------------------------------------------------
[ ]   Fee paid previously with preliminary materials:  N/A
                                                     ---------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:    N/A
                                   ---------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:    N/A
                                                         -----------------------
      (3)   Filing Party:    N/A
                         -------------------------------------------------------
      (4)   Date Filed:    N/A
                       ---------------------------------------------------------


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                                                                    LOGO IN BLUE



Remember!  Vote Only the "BLUE" Proxy.  Do Nothing with the "White" Proxy

                                                                  April 17, 2000

Dear Fellow Shareholder:

      BY NOW, YOU PROBABLY ARE AWARE THAT A DISSIDENT GROUP OF SHAREHOLDERS IS TRYING TO REPLACE THE TWO NOMINEES CHOSEN BY YOUR BOARD WITH THEIR OWN NOMINEES. LAWRENCE SEIDMAN IS PRINCIPALLY RESPONSIBLE FOR ORGANIZING THIS EFFORT. WE BELIEVE SEIDMAN'S CRITICISM OF THE COMPANY IS UNFOUNDED AND WANT TO SET THE RECORD STRAIGHT.


      o SEIDMAN HAS CRITICIZED THE COMPANY'S PERFORMANCE IN 1999 WITHOUT RECOGNIZING THE POSITIVE CHANGES THE COMPANY UNDERTOOK TO POSITION IT FOR MUCH IMPROVED EARNINGS IN THE FUTURE.

            THE PROOF IS NOW IN. DUE IN LARGE PART TO OUR EFFORTS TO REPOSITION THE BANK TO COMPETE MORE EFFECTIVELY, EARNINGS FOR THE THREE MONTHS ENDED MARCH 31, 2000 WERE UP 49% OVER EARNINGS FOR THE THREE MONTHS ENDED MARCH 31, 1999.

      Specifically, Citizens First recently announced net income for the three months ended March 31, 2000 of $509,000, compared to net income of $341,000 for the three months ended March 31, 1999, an increase of $168,000 or 49%. Net income increased because of improved net interest income related to the restructuring of the Company's earning assets, with a shift from lower-yielding investment securities to the higher-yielding loans. Net interest income was $2,684,000 for the three months ended March 31, 2000, compared to $2,376,000 for the three months ended March 31, 1999, an increase of $308,000 or 13.0%.

      We are proud of what we have done in 1999 to position the Company and the Bank to meet the competitive challenges that will face us in the coming years.


      o SEIDMAN CLAIMS HE HAS ONLY "ONE OBJECTIVE -- THE MAXIMIZATION OF OUR SHARE VALUE."

      HOWEVER, IN THE PAST, SEIDMAN HAS BEEN SUCCESSFUL IN GETTING HIMSELF A BOARD SEAT AND THEN NEGOTIATING LUCRATIVE CONSULTING FEES FOR HIMSELF ON TOP OF BOARD FEES.




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      Case in point:  Seidman  waged a proxy battle with South Jersey  Financial
Corp., Inc. just six months after its thrift subsidiary's conversion from mutual to stock form, seeking to appoint himself and another individual to the Board of South Jersey Financial. Once on South Jersey Financial's Board, he was appointed to the Board of the company's thrift subsidiary as well. By getting himself on both Boards, he managed to position himself to earn Board fees from both entities. BUT, EARNING OVER $10,000 FOR ATTENDANCE AT PERIODIC BOARD MEETINGS WAS NOT ENOUGH FOR SEIDMAN. AS REPORTED IN SOUTH JERSEY'S PROXY STATEMENT, MR. SEIDMAN ARRANGED A NICE DEAL FOR HIMSELF -- A CONSULTING AGREEMENT FOR $45,000 IN ADDITION TO HIS BOARD FEES.

      o SEIDMAN SUGGESTS THAT CITIZENS FIRST SHOULD NOT ENGAGE IN COMMERCIAL LENDING. HOWEVER, SEIDMAN FAILS TO EXPLAIN HOW HE BELIEVES THE COMPANY CAN REMAIN COMPETITIVE AND ENHANCE EARNINGS WITHOUT REPOSITIONING ITS BANK SUBSIDIARY TO ENGAGE IN MORE ACTIVITIES THAT COMMERCIAL BANKS ENGAGE IN. FURTHER HE FAILS TO TELL YOU WHAT CITIZENS FIRST HAD DONE TO DECREASE THE RISK ASSOCIATED WITH THESE ACTIVITIES.

      The Company does not enter into risky ventures. Instead, we have carefully researched each new opportunity and ensure that we have qualified staff to oversee those activities. Specifically, before expanding our operations to include more commercial business and real estate loans, we hired a commercial loan officer who had 12 years of commercial lending experience at a large Midwest commercial bank and an excellent record. Since being hired three years ago, Citizens First's commercial loan officer has overseen the origination of $150.0 million in commercial business and real estate loans. In three years there have been no delinquencies on loans brought in by our commercial loan officer. Seidman has also criticized the Company's involvement with insurance agency services. However, Seidman never mentions that before engaging in those activities, the Company's Board carefully considered the risks and hired two individuals with over 15 years experience each in the insurance agency business. Their expertise has already paid off and the Board expects it to continue to be a positive venture for the Company and enhance the earnings of the Company.

      o     SEIDMAN  CLAIMS WE ARE OPPOSED TO A SALE AND THAT WE ARE REFUSING TO
            EVEN  CONSIDER  A  COURSE  OF  ACTION  THAT  COULD  BE   FINANCIALLY
            BENEFICIAL FOR ALL SHAREHOLDERS.

      We are not opposed to a sale. But we are opposed to a forced sale in this market when analysts of bank and thrift stocks believe the stocks in the financial sector generally, and bank and thrift stocks specifically, are undervalued. Why would we sell now, even at a premium over current market value, when if we wait for bank and thrift stocks to recover, we could get substantially more for our shareholders? We cannot be sure of what the future holds, but we strongly believe patience will payoff and that we will begin to see thrift stocks and Citizens First's stock recovering in the near future.

      o MR. SEIDMAN HIMSELF ACKNOWLEDGES THAT "MANAGEMENT OF ANY COMPANY CANNOT BE RESPONSIBLE FOR HOW THE MARKET VALUES THE WORTH OF A COMPANY." WE AGREE. WE HOPE YOU CONTINUE TO SUPPORT US AND OUR EFFORTS TO ENHANCE SHAREHOLDER VALUE FOR YOU, OUR SHAREHOLDER.

      We urge you to vote the "Blue" Proxy for management's nominees and Do Nothing with the "White" proxy.
-------

                                    Sincerely,

                                    /s/ C. William Landefeld

                                    C. William Landefeld


--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT

1. The Board of Directors urges you to DISCARD any WHITE proxy card sent to you by the Seidman Group. A "WITHHOLD AUTHORITY" vote on the Seidman Group's White proxy card is NOT a vote for the Board's nominees. To vote FOR your Company's nominees you MUST execute a BLUE proxy card.

2. If you vote on a White proxy card BUT WISH TO SUPPORT YOUR COMPANY'S NOMINEES, please sign, date and mail the enclosed BLUE proxy card in the postage-paid envelope provided as soon as possible.

3. Remember - only your latest dated proxy will determine how your shares are to be voted at the meeting.

4. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares for your Company's nominees on the BLUE proxy card.

5. For assistance in voting your shares, or for further information, please contact Dallas Smiley, Chief Financial Officer of Citizens First at (309) 661-8700, or our proxy solicitor:

--------------------------------------------------------------------------------
IF YOU HAVE ANY QUESTIONS OR NEED FURTHER ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:
                                    GEORGESON
                                   SHAREHOLDER
                               COMMUNICATIONS INC.

                           17 STATE STREET, 10TH FLOOR
                               NEW YORK, NY 10004
                          CALL TOLL FREE (800) 223-2064

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

INFORMATION REGARDING OUR NOMINEES AND OTHERS

      Your Board's nominees for election as Directors at the Annual Meeting are Arthur W. Mier and Carl A. Borngasser, Jr., both of whom currently are Directors of Citizens First. Our other Directors, all of whose terms continue, are Paul J. Hoffman, C. William Landefeld, James A. Shirk, Jeffrey M. Solberg, Lowell M. Thompson and Ronald C. Wells. For additional information regarding these nominees, Directors and management, who may be considered participants in this solicitation, please see Citizens First's Proxy Statement for the Annual Meeting which was sent to you on March 8, 2000.

INSPECTOR OF ELECTION

      Your proxy returned in the enclosed envelope will be delivered to the Company's transfer agent, Registrar and Transfer Company ("R&T"). The Board now has designated CT Corporation System ("CT") to act as inspector of election at the Annual Meeting. CT is not otherwise employed by, or a Director of, the Company or any of its affiliates. After final adjournment of the Annual Meeting, proxies will be returned to the Company.

                                REVOCABLE PROXY
                        CITIZENS FIRST FINANCIAL CORP.
                        ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 24, 2000
                             3:00 P.M. LOCAL TIME
                       ________________________________

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints the official proxy committee of Citizens First Financial Corp. (the "Company") with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on April 24, 2000, at 3:00 p.m. local time, at Jumer's Chateau, 1601 Jumer Drive, Bloomington, Illinois and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

     1. The election as Directors of all nominees listed (unless the "FOR ALL EXCEPT" box is marked and the instructions below are complied with).

           Arthur W. Mier and Carl A. Borngasser, Jr.

                                                                    FOR ALL
           FOR                     VOTE WITHHELD                    EXCEPT
           ___                     _____________                    _______

           | |                          | |                          | |

INSTRUCTION: To withhold your vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name on the line provided below.

________________________________________________________________________________

     2. The ratification of the appointment of Olive LLP as independent auditors of Citizens First Financial Corp. for the fiscal year ending December 31, 2000.

           FOR                       AGAINST                      ABSTAIN
           ___                       _______                      _______

           | |                         | |                          | |

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSALS.


      THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

                                          Dated: ___________________________



                                          __________________________________
                                          SIGNATURE OF STOCKHOLDER



                                          _________________________________
                                          SIGNATURE OF CO-HOLDER (IF ANY)


      The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated March 8, 2000 and of the Annual Report to Stockholders.

      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                         ______________________________

        PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS BLUE PROXY
                 IN THE ENCLOSED POSTAGE-PAID BLUE ENVELOPE.